UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2007

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

950 Echo Lane, Suite 100, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2007, the Compensation Committee of the Board of Directors of Group 1 Automotive, Inc. (the "Company") approved the performance-based compensation measures that will govern the vesting of 30,000 shares of restricted stock (the "Performance Shares"), which were awarded to Earl J. Hesterberg, our Chief Executive Officer, on November 16, 2006. The Performance Shares were issued under the Group 1 Automotive Stock Incentive Plan and restrictions on those shares will lapse in 25% increments beginning on January 1, 2008.

The performance measures set by the Committee consist of:

• gross margin target,
• percentage of same store revenue growth compared to the Company's public automotive consolidator peer group, and
• reduction in selling, general and administrative expenses.

The Compensation Committee will review the performance of the Company and Mr. Hesterberg at the end of each fiscal year during the performance period to determine whether the targets have been achieved. The Compensation Committee, in its sole and exclusive discretion, may modify the number of shares and/or the performance criteria relative to the Performance Shares based on its review of factors affecting the Company’s performance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

March 9, 2007	By:	Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President